BDO               BDO Dunwoody LLP           Royal Bank Plaza
                  Chartered Accountants      P.O. Box 32
                  and Consultants            Toronto Ontario Canada M5J 2J8
                                             Telephone: (416) 865-0200


                                 CONSENT OF

                            INDEPENDENT AUDITORS

The WideCom Group Inc.
Brampton, Ontario, Canada

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated June 26, 1998 relating to the consolidated financial statements of The WideCom Group, Inc., for the year ended March 31, 1998 and 1997.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.


Toronto, Ontario                       /s/ BDO Dunwoody LLP
January 27, 2000                       CHARTERED ACCOUNTANTS


  BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario